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Exhibit 10.21

AMENDMENT NO. 6

TO

STOCK PURCHASE AGREEMENT

    THIS AMENDMENT NO. 6 TO STOCK PURCHASE AGREEMENT (this "Amendment") dated as of August 1, 2001, is made by and among Olympic Property Group LLC, a Washington limited liability company ("OPG"), Olympic Water and Sewer, Inc., a Washington corporation (the "Company"), and Port Ludlow Associates LLC, a Washington limited liability company ("Purchaser"), regarding that certain Stock Purchase Agreement dated May 29, 2001, as amended by Amendment No. 1 dated June 1, 2001, Amendment No. 2 dated June 13, 2001, Amendment No. 3 dated June 22, 2001, Amendment No. 4 dated June 29, 2001, and Amendment No. 5 dated July 24, 2001 (as amended, the "Agreement"), among OPG, the Company, and Purchaser, for the purchase and sale of the shares of capital stock of the Company (the "Shares").

    I.  EFFECT OF AMENDMENT.  This Amendment amends and modifies the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall control. Except as contained within the Agreement and this Amendment, there are no other agreements or understandings among OPG, the Company, and Purchase relating to the Shares. Capitalized terms not otherwise defined herein shall have the meanings given them under the Agreement.

    II.  SCHEDULES.  The schedules to the Agreement attached hereto, all of which are described below, are hereby adopted and approved.

    III.  FINANCIAL STATEMENTS.  Section 3.4.1 of the Agreement is amended to provide as follows:

      3.4.1  Financial Statements. The balance sheet of the Company as of December 31, 2000, the income statement of the Company for the fiscal year ended December 31, 2000, the balance sheet of the Company as of June 30, 2001, and the income statement of the Company for the portion of the fiscal year ended June 30, 2001 (copies of which are attached as Schedule 3.4.1), and the updated balance sheet of the Company as of Closing and the statement of earnings of the Company for the period ended as of the Closing have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true, complete and accurate and present fairly the financial position of the Company as of the dates of the balance sheets and the income statements except with respect to understated deferred revenue in the amount of US$130,000.00 attributable to prepaid utility hook-up fees received by the Company and recorded as revenue instead of deferred revenue. The financial statements described in this Section 3.4.1 are referred to in this Agreement as the "Financial Statements."

      The Company is subject to no contract, agreement, purchase order, lease, license, indenture, commitment, or other liability that should have been accrued under generally accepted accounting principles except as set forth on the Financial Statements and (i) liabilities accrued since June 30, 2001, all of which are listed on Schedule 3.4.1-A, (ii) liabilities arising under the Contracts, the BSA, and the Revolving Note, (iii) liabilities relating to the Property that are disclosed in the real property records of Jefferson County, Washington, and (iv) agreements, contracts, commitments, or other liabilities that total in the aggregate less than $10,000.

    Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

PURCHASER:	PORT LUDLOW ASSOCIATES LLC, a Washington limited liability company
By West Coast Northwest Pacific Partners LLC, a Washington limited liability company, its manager
	By:	/s/ TROY D. CROSBY
	Print Name:	Troy D. Crosby
	Its:	Chief Financial Officer
	Date:	8/1/01
OPG:	OLYMPIC PROPERTY GROUP LLC, a Washington limited liability company
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	C.O.O.
	Date:	8/1/01
COMPANY:	OLYMPIC WATER AND SEWER, INC., a Washington corporation
	By:	/s/ TOM GRIFFIN
	Print Name:	Tom Griffin
	Its:	President
	Date:	8/1/01

Pope Acknowledgment

    Pope Resources, a Delaware limited partnership ("Pope"), acknowledges its obligations under the Guaranty attached to the Agreement (as executed prior to the adoption of any amendments), and acknowledges and agrees that (i) such obligations are not and will not be limited or impaired by any amendments or modifications made to the Agreement since Pope executed the Guaranty (including amendments or modifications that OPG may agree to after this date); and (ii) the "Agreement" as used and referenced in the Guaranty means the Agreement as originally executed by OPG and all amendments and modifications thereto, including any that OPG may agree to after this date. Nothing herein is intended to limit or impair Pope's right to assert Transaction Defenses as defined in the Guaranty.

POPE RESOURCES, a Delaware limited partnership, by POPE MGP, Inc., a Delaware corporation, its managing general partner
By:	/s/ DAVID L NUNES
Name:	David L. Nunes
Its:	President

SCHEDULES:

1.5.1(i)-1	Water Facilities: List of Wells and Reservoirs
1.5.1(i)-2	Water Facilities: Map of Wells and Reservoirs
1.5.1(i)-3	Water Facilities: Description of Well and Reservoir Parcels
1.5.1(ii)	Water Facilities: Map of Water Lines and Other Infrastructure
1.5.1(iii)	Water Facilities: Water Permits
1.5.1(iv)	Water Facilities: Other Water Permits
1.5.1(v)	Water Facilities: Depreciated Personal Property
1.5.1(vi)	Water Facilities: Customer Accounts
1.5.1(vii)	Water Facilities: Tariff Schedule
1.5.2(i)	Sewer Facilities: Map of Sewer Line Distribution System
1.5.2(ii)	Sewer Facilities: Description of Treatment Plant Parcel
1.5.2(iii)	Sewer Facilities: Sewer Permits
1.5.2(iv)	Sewer Facilities: Other Sewer Permits
1.5.2(v)	Sewer Facilities: Depreciated Personal Property
1.5.2(vi)	Sewer Facilities: Customer Accounts
1.5.2(vii)	Sewer Facilities: Rate Schedule
1.5.3(i)	Other Company Property: Description of Land and Improvements
1.5.3(ii)	Other Company Property: Depreciated Personal Property
1.5.3(iii)	Contracts
1.5.3(iv)	Intellectual Property
3.3.2	Officers and Directors
3.3.5	Capitalization
3.3.9(a)	Employees
3.3.9(b)	Employee Benefits
3.3.10(b)	List of Tax Returns Filed (on or after 12/31/98)
3.3.10(e)	Depreciated Basis of Property (5/31/01)
3.3.11(a)	Litigation and Other Proceedings
3.3.11(b)	Violations of Laws, Rules, and Regulations
3.4.1	Copies of Financial Statements (12/31/98 and 6/30/01)
3.4.1-A	Accrued Liabilities (after 6/30/01)
3.4.3(a)	Material Defects
3.4.6	Other Permits and Applications
3.4.7(a)	Environmental Reports
3.4.7(b)	Potential Material Hazardous Substances Claims
3.4.7(c)	Storage of Hazardous Substances
4.1.5	Form of Port Gamble Maintenance Agreement
4.4	Material Governmental and Third Party Consents

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  Exhibit 10.21
AMENDMENT NO. 6 TO STOCK PURCHASE AGREEMENT